                                                                    EXHIBIT 10.2




                       THIRD AMENDMENT TO LOAN AGREEMENT



     THIS THIRD AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of this 15th day of September, 1998, by and between METROTRANS CORPORATION, a Georgia corporation, as borrower (the "Borrower"), and NATIONSBANK, N.A., a national banking association, as lender (the "Lender").



                             W I T N E S S E T H:
                             -------------------


  WHEREAS, the Borrower and the Lender are parties to that certain Loan Agreement, dated as of September 5, 1997, as amended by First Amendment to Loan Agreement dated as of May 18th, 1998 and by Second Amendment to Loan Agreement dated as of August 21st, 1998 (as amended, the "Loan Agreement"), pursuant to which the Lender extended certain financial accommodations to the Borrower; and

  WHEREAS, the Borrower has requested, and the Lender has agreed, subject to the terms hereof, to amend certain provisions of the Loan Agreement; and

  NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  1. DEFINITIONS. All capitalized terms used herein and not expressly defined herein shall have the same respective meanings given to such terms in the Loan Agreement.

  2.  AMENDMENTS TO ARTICLE 1.

     (a) Section 1.1 of the Loan Agreement is hereby amended by deleting the definition of "Total Leverage Ratio."
               ---------------------

     (b) The Loan Agreement is hereby further amended by deleting all references to "Total Leverage Ratio" wherever they appear.

  3.  AMENDMENTS TO ARTICLE 7.


     (a) The Loan Agreement is hereby further amended by deleting Section 7.12 in its entirety and substituting in lieu thereof the following to read as follows:


     "Section 7.12 Fixed Charge Ratio. As of the end of any fiscal quarter, the
                   ------------------
Borrower shall not permit the Fixed Charge Ratio to be less than 1.9:1.0"


     (b) The Loan Agreement is hereby further amended by deleting Section 7.15 in its entirety.

  4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to and in favor of the Lender as follows:


     (a) Each representation and warranty set forth in Article 4 of the Loan Agreement, as amended hereby, is hereby restated and affirmed as true and correct in all material respects as of the date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date or otherwise inapplicable;

     (b) The Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

     (c) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrower, and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and

     (d) The execution and delivery of this Amendment and performance by the Borrower under the Loan Agreement, as amended hereby, does not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor be in contravention of or in conflict with the Certificate of Incorporation or By-Laws of the Borrower, or any provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are bound.

  5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AMENDMENT. The effectiveness of this Amendment is subject to:



     (a)  all of the representations and warranties of the Borrower under
Section 4 hereof which are made as of the date hereof, shall be true and correct in all material respects;


     (b) receipt by the Lender of a certificate of the chief executive officer of the Borrower certifying that no Default exists both before and after giving effect to this Amendment; and


     (c) receipt of any other documents or instruments that the Lender may reasonably request, certified by an officer of the Borrower if so requested.

  6. EFFECT OF AMENDMENT; NO NOVATION. Except as expressly set forth herein, the Loan Agreement shall remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligation of Borrower to the Lenders, and Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby. The terms of this Amendment are not intended to and do not serve as a novation as to the Loan Agreement or the Notes or the indebtedness evidenced thereby. The parties hereto expressly do not intend to extinguish any debt or security interest created pursuant to the Loan Agreement or any document executed in connection therewith. Instead it is the express intention to affirm the Loan Agreement and the security created thereby.


  7. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.


  8. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.


  9. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


  12. MEDIATION. The Lender and Borrower agree that any and all disputes arising out of or related to the execution of this Amendment, or the performance thereunder shall be submitted to non-binding mediation. The cost of the mediation is to be shared equally by the Lender and Borrower. The parties further agree as follows:

       (a) They each will make a good faith effort to resolve any and all disputes pursuant to the mediation provision.


       (b) They each will have parties present at the mediation session who have authority to resolve any pending disputes between the parties.


       (c) That they will devote and set aside whatever time is needed to seek a resolution of any disputes between the parties.



                 [Remainder of page intentionally left blank]

  IN WITNESS WHEREOF, the parties hereto have executed this Amendment under seal as of the day and year first above written.



BORROWER:                     METROTRANS CORPORATION



                              By: /s/ Richard M. Bruno
                                  _________________________________
                                  Richard M. Bruno
                                  Vice President and Chief Financial Officer



                                      [CORPORATE SEAL]



LENDER:                       NATIONSBANK, N.A.



                              By: /s/ Scot Turner
                                  _________________________________
                                  Scot Turner
                                  Assistant Vice President